Exhibit 10(vv)
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
          This Second Amendment To Employment Agreement (the “Second Amendment”) is made and entered into as of this 31st day of August, 2009 by and between A. SCHULMAN, INC., a Delaware Corporation (the “Company”), A. SCHULMAN INC. LIMITED, a corporation organized under the laws of the United Kingdom and a wholly-owned subsidiary of the Company (the “Employer”), and JACK B. TAYLOR (the “Employee”).
          WHEREAS, in recognition of certain business requirements of the Employer and the intended retirement plans of the Employee, the parties desire to make certain amendments to the Employment Agreement dated the 28th of May, 2003 (the “Agreement”) and the Amendment to Employment Agreement dated the 31st day of August, 2008 (the “First Amendment”);
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:
A.	This Second Amendment makes certain amendments to the Agreement and the First Amendment and otherwise leaves the Agreement and the First Amendment unchanged and in full force and effect.

B.	Employee’s base salary shall be 200,000 EU with 50% bonus potential. The base salary shall be subject to normal annual revision. The bonus shall be paid on achieving specific income and cash flow targets for the Company’s Asia region adjusted by accomplishment of personal goals. The bonus shall be administered on the same basis as bonus arrangements for other executives of the Company at the same level of responsibility.

C.	There will be the following equity compensation as part of Employee’s entire compensation package. Employee shall receive 5,000 shares of restricted stock (as distinguished from restricted stock units) at the end of year one and an additional 5,000 shares at the end of the second year, provided Employee works under this Second Amendment through to each respective date.

D.	The Term of the Agreement is extended to and shall end on December 31, 2011, provided that either party has the right to terminate this Second Amendment and the Agreement as of the end of the first year upon 60 days prior notice. This extension of term is made and the end date is fixed without the need of any month to month extensions, without reference to Employee’s birthday, and without the need for any further notice to make it effective.

          IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed (the corporate signatory by the respective officer duly authorized) as of the day and year first above written.

EMPLOYEE:	EMPLOYER: A. SCHULMAN INC. LIMITED

/s/ Jack B. Taylor JACK B. TAYLOR	BY:	/s/ Joseph M. Gingo JOSEPH M. GINGO, CEO & PRESIDENT

COMPANY: A. SCHULMAN INC.

	BY:	/s/ Joseph M. Gingo JOSEPH M. GINGO, CEO & PRESIDENT